Exhibit 99.2

Longwei Petroleum Reports November Sales Volume Increase
at Its Huajie Facility

November sales volume in metric tons at Huajie increased 23.2% month-over-month

TAIYUAN CITY, China, December 19, 2012 /PRNewswire-Asia/ -- Longwei Petroleum Investment Holding Ltd. (NYSE MKT: LPH) (“Longwei” or the “Company”), an energy company engaged in the storage and distribution of finished petroleum products in the People’s Republic of China (“PRC”), today announced that its November 2012 product sales volume increased 23.2% month-over-month at its Huajie facility.

For the month ended November 30, 2012, Longwei reported its product sales volume at its newly acquired Huajie facility increased 23.2% month-over-month to approximately 8,990 metric tons (“mt”), compared to 7,300mt for the month ended October 31, 2012.  The increase in sales volume is attributable to the increase in new customer business at the Huajie facility, which profitably contributed $9.5 million in product revenues during November.

“The Huajie facility is ahead of schedule in its output,” said Cai Yongjun, Chairman and Chief Executive Officer of Longwei.  “The new facility nearly doubles our storage capacity to a total of 220,000 metric tons and extends our reach into the fast-growing industrial area of northern Shanxi Province.”

Since operations began in early October 2012, the Company has signed contracts with more than 16 major regional industrial companies in mining, steel and logistics.  Longwei defines “major” customer as those customers with the purchase capacity to order at least 1.0% of the Company’s total revenues.  At fiscal year end June 30, 2012, Longwei had forty-six major customers at its Taiyuan and Gujiao facilities, which each accounted for at least 1.0% (or approximately $5.1 million) or more of total annual revenues.  During the fiscal year ended 2012, no single customer accounted for more than 2.7% of total revenues.  The Company has now added more than sixteen new major customers for its Huajie facility within the first two months of operations.

Longwei consummated an Asset Purchase Agreement for the purchase of the assets of Huajie Petroleum Co., Ltd. (“Huajie”) on September 26, 2012.  The Company acquired the assets of Huajie, a fuel storage depot in northern Shanxi Province (located in Xingyuan, Shanxi) including fuel tanks with a 100,000 metric ton storage capacity. The Company paid RMB 700 million (approximately USD $110.6 million) for the assets.  The assets were non-operational with no revenue-producing history and included land use rights for 52,950 square meters of land, 100,000 tonnage fuel tanks with accessory facilities and equipment, a special transportation railway line, and a 3,000-square-meter office building.  By way of clarification of the land area of the land use rights, the Company previously disclosed 52,950 square meters as equating to approximately 98 acres.  The land area metric conversion from 52,950 square meters is approximately 79.4 Chinese Acres (or MU), or 13.1 U.S. Survey Acres.

Photos and video of the Huajie facility can be found on the company’s website: http://www.longweipetroleum.com/operations/storage-operations/huajie-facility

The Company will file a current report on Form 8-K today disclosing the clarification of the land use rights acreage conversion.  The Form 8-K filing will also include a copy of the October 8, 2012 independent valuation report on the assets purchased from Huajie Petroleum Co., Ltd.  The valuation was performed by Shanxi Wan Jia Assets Appraisal LLP (“Shanxi Wan Jia”), a government-certified valuation firm, to inspect and perform an independent valuation report of the Huajie assets purchased on September 26, 2012.  The appraisal value of the Huajie assets was RMB 752,066,600 (approximately $119.4 million), a 7.4% increase in value over the purchase price.  The asset valuation was calculated based on national appraisal standards, including land use rights based on comparable land values in the area, especially given the Huajie facility proximity to the main train station in a valuable commercial area adjacent to the rail line.  Shanxi Wan Jia is a certified member of the China Appraisal Society.

The Company is expecting strong quarterly results for the period ending December 31, 2012.  According to a Reuters article dated December 4, 2012, “China's economic growth may quicken to 8.2 percent in 2013 from an expected 7.7 percent this year in response to official growth-promoting polices according to the Chinese Academy of Social Sciences (CASS).”  The article goes on to say, “The PRC has not yet issued an official GDP forecast for 2013, but CASS's status as the premier state-backed center for academic and policy research means its outlook to a certain extent reflects the central government thinking.”

“There are already signs of economic revival in the world's second largest economy, with two purchasing managers' index (PMI) surveys earlier this week showing the pace of growth in the manufacturing sector has quickened.”  Reuters (December 4, 2012).  HSBC economist Hongbin Qu said in a note accompanying the PMI release that, “A broad macroeconomic pick-up appeared to be underway, predicting that data for the fourth quarter would back up the view of expansion at a faster clip.”  MarketWatch (December 3, 2012).

Longwei expects year-over-year revenue growth of approximately 26.6% to $646.3 million, and net income growth of approximately 24.2% to $77.6 million, adjusted for the warrant derivative liability, for the fiscal year ending June 30, 2013. This growth rate does not account for any external financing for inventory, which could accelerate growth. The growth is driven primarily by the ramp-up of the Huajie facility and organic growth at the Company’s two existing facilities.

Longwei recently reported revenues of US $133.4 million and non-GAAP net income of $18.3 million or $0.18 per share, adjusted for the non-cash warrant derivative liability charge, for the first fiscal quarter ended September 30, 2012.  The Company’s product sales volume increased 17.8% year-over-year to 110,587 metric tons during the quarter.  As of September 30, 2012, the Company reported total assets of US $360.0 million and book value per share of $3.47.

About Longwei Petroleum Investment Holding Limited

Longwei Petroleum Investment Holding Limited is an energy company engaged in the storage and distribution of finished petroleum products in the People's Republic of China. The Company's oil and gas operations consist of transporting, storing and selling finished petroleum products, entirely in the PRC. The Company's headquarters are located in Taiyuan City, Shanxi Province. The Company has a storage capacity for its products of 220,000 metric tons located at three storage facilities within Shanxi: Taiyuan, Gujiao and Huajie, which have an individual storage capacity of approximately 50,000 metric tons (“mt”), 70,000mt, and 100,000mt, respectively.  The Company has the necessary licenses to operate and sell petroleum products not only in Shanxi, but throughout the entire PRC. The Company's storage tanks have the largest storage capacity of any non-government operated entity in Shanxi.

The Company seeks to earn profits by selling its products at competitive prices with timely delivery to transportation companies, coal mining operations, power supply customers, large-scale gas stations and small, independent gas stations. The Company also earns revenue from agency fees by acting as a purchasing agent for other intermediaries in Shanxi, and through limited sales of diesel and gasoline at two retail gas stations, each located at the Company's Taiyuan and Gujiao facilities. The Company seeks to continue to expand its customer base and distribution platform through the utilization of its large storage capacity, which allows the Company the flexibility to take advantage of pricing, supply and demand fluctuations in the marketplace.

Longwei was recently named to the Forbes list of “Asia’s 200 Best Under a Billion” from a universe of 15,000 companies.  Forbes ranked the companies based on sales growth, earnings growth and return on equity in the past 12 months and over three years.  As was reported, Longwei’s three-year track record is 45% sales growth, 28% earnings per share growth and 28% return on equity.  The Forbes article can be found at: http://www.forbes.com/sites/christinasettimi/2012/07/25/asias-200-best-under-a-billion.

For further information on Longwei, please visit http://www.longweipetroleum.com. You may register to receive the Company’s future press releases on the website under ‘Email Alert.’

Forward-Looking Statements

Certain statements contained herein constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, estimates and projections about Longwei's industry, management's beliefs and certain assumptions made by management. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Because such statements involve risks and uncertainties, the actual results and performance of the Company may differ materially from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Longwei's operations are conducted in the PRC and, accordingly, are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange. The Company's results may be adversely affected by changes in the political and social conditions in the PRC and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation. Other potential risks and uncertainties include but are not limited to the ability to procure, properly price, retain and successfully complete projects, and changes in products and competition. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made here. Readers should review carefully reports or documents the Company files periodically with the Securities and Exchange Commission.

Contact:

At the Company:
Michael Toups, Chief Financial Officer
Tel: U.S. Office +1-727-641-1357
Email: mtoups@longweipetroleum.com
Web: http://www.longweipetroleum.com

Tina Xiao
Weitian Group LLC
Tel: +1-917-609-0333
Email: tina.xiao@weitian-ir.com
Web: http://www.weitian-ir.com

###
SOURCE: Longwei Petroleum Investment Holding Ltd.